Ex. (h)(3)(xv)

AMENDMENT NO. 15

EXPENSE LIMITATION AGREEMENT

Amendment No. 15, effective as of May 1, 2016 (“Amendment No. 15”) to the Expense Limitation Agreement dated as of May 1, 2011, as amended (“Agreement”), between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Agreement as follows:

1.	Name Change. The name of the EQ/Real Estate PLUS Portfolio has changed to AXA Real Estate Portfolio.

2.	Existing Portfolios. FMG LLC and the Trust have determined to amend the expense limitation for each class of the AXA/AB Dynamic Moderate Growth Portfolio, AXA/AB Dynamic Growth Portfolio, AXA/Goldman Sachs Strategic Allocation Portfolio, AXA/Invesco Strategic Allocation Portfolio and EQ/Convertible Securities Portfolio (the “Portfolios”) to be inclusive of acquired fund fees so that the fees and expenses of other investment companies and exchange traded investment vehicles in which the Portfolios invest will be subject to the expense cap.

3.	The maximum annual operating expense limit for each of the AXA Real Estate Portfolio, EQ/Boston Advisors Equity Income Portfolio, AXA/Loomis Sayles Growth Portfolio, AXA/Pacific Global Small Cap Value Portfolio, AXA/Morgan Stanley Small Cap Growth Portfolio, AXA/Horizon Small Cap Value Portfolio, Multimanager Core Bond Portfolio, EQ/High Yield Portfolio and Multimanager Technology Portfolio has been revised.

4.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 15 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 15

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
AXA/Franklin Balanced Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Franklin Small Cap Value Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Franklin Templeton Allocation Managed Volatility Portfolio	0.15%	0.40%	0.40%
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	1.05%	1.30%	1.30%
AXA/Templeton Global Equity Managed Volatility Portfolio	1.10%	1.35%	1.35%
AXA International Core Managed Volatility Portfolio	0.85%	1.10%	1.10%

AXA International Value Managed Volatility Portfolio	0.85%	1.10%	1.10%
AXA Large Cap Core Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Large Cap Growth Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Large Cap Value Managed Volatility Portfolio	0.75%	1.00%	1.00%
AXA Mid Cap Value Managed Volatility Portfolio	0.80%	1.05%	1.05%
AXA Natural Resources Portfolio	0.65%	N/A	0.90%
AXA Real Estate Portfolio (formerly, EQ/Real Estate PLUS Portfolio)	0.65%	N/A	0.90%
EQ/Emerging Markets Equity PLUS Portfolio	1.00%	N/A	1.25%
EQ/Global Bond PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Quality Bond PLUS Portfolio	0.60%	0.85%	0.85%

All Asset Aggressive-Alt 25 Portfolio	0.40%	N/A	0.65%
All Asset Aggressive-Alt 50 Portfolio	0.40%	N/A	0.65%
All Asset Aggressive-Alt 75 Portfolio	0.40%	N/A	0.65%
All Asset Growth – Alt 20 Portfolio	0.40%	0.65%	0.65%
All Asset Moderate Growth-Alt 15 Portfolio	0.40%	N/A	0.65%

AXA Aggressive Strategy Portfolio	0.90%*	N/A	1.15%*
AXA Balanced Strategy Portfolio	0.80%*	1.05%*	1.05%*
AXA Conservative Growth Strategy Portfolio	0.75%*	1.00%*	1.00%*
AXA Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
AXA Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Moderate Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Ultra Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*

ATM International Managed Volatility Portfolio	0.70%	N/A	0.95%
ATM Large Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Mid Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
ATM Small Cap Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 2000 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 400 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA 500 Managed Volatility Portfolio	0.70%	0.95%	0.95%
AXA International Managed Volatility Portfolio	0.70%	N/A	0.95%

Portfolio	Maximum Annual Operating Expense Limit
	Class K	Class IA+	Class IB+
AXA SmartBeta Equity Portfolio	1.00%	N/A	1.25%
AXA/Horizon Small Cap Value Portfolio	0.95%	N/A	1.20%
AXA/Loomis Sayles Growth Portfolio	0.85%	1.10%	1.10%
AXA/Lord Abbett Micro Cap Portfolio	1.05%	N/A	1.30%
AXA/Morgan Stanley Small Cap Growth Portfolio	0.95%	N/A	1.20%
AXA/Pacific Global Small Cap Value Portfolio	0.95%	N/A	1.20%
AXA/AB Dynamic Moderate Growth Portfolio	0.95%*	1.20%*	1.20%*
AXA/AB Short Duration Government Bond Portfolio	0.65%	0.90%	0.90%
EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%	0.95%
EQ/Boston Advisors Equity Income Portfolio	0.75%	1.00%	1.00%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%	1.15%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
EQ/Convertible Securities Portfolio	1.05%*	N/A	1.30%*
EQ/Core Bond Index Portfolio	0.47%	0.72%	0.72%
EQ/Energy ETF Portfolio	0.70%	N/A	0.95%
EQ/High Yield Bond Portfolio	0.85%	N/A	1.10%
EQ/Invesco Comstock Portfolio	0.75%	1.00%	1.00%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%	1.00%
EQ/Low Volatility Global ETF Portfolio	0.70%	N/A	0.95%
EQ/MFS International Growth Portfolio	1.00%	1.25%	1.25%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	1.10%	1.10%
EQ/Oppenheimer Global Portfolio	1.00%	1.25%	1.25%
EQ/PIMCO Global Real Return Portfolio	0.75%	N/A	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.60%	0.85%	0.85%
EQ/T. Rowe Price Growth Stock Portfolio	0.85%	1.10%	1.10%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%
EQ/Wells Fargo Omega Growth Portfolio	0.80%	1.05%	1.05%

Multimanager Aggressive Equity Portfolio	0.80%	1.05%	1.05%
Multimanager Core Bond Portfolio	0.70%	0.95%	0.95%
Multimanager Mid Cap Growth Portfolio	0.90%	1.15%	1.15%
Multimanager Mid Cap Value Portfolio	0.90%	1.15%	1.15%
Multimanager Technology Portfolio	1.00%	1.25%	1.25%

AXA/AB Dynamic Growth Portfolio	0.95%*	N/A	1.20%*
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio	0.85%	N/A	1.10%
AXA/Goldman Sachs Strategic Allocation Portfolio	1.00%*	N/A	1.25%*
AXA/Invesco Strategic Allocation Portfolio	1.00%*	N/A	1.25%*
AXA/Legg Mason Strategic Allocation Portfolio	1.00%*	N/A	1.25%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.